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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-2545 of Consolidated Stores Corporation of our report dated February 26, 1996 (March 25, 1996 as to Note on Proposed Acquisition), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Dayton, Ohio

May 1, 1996